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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 19, 2002

TO OUR STOCKHOLDERS:

    We will hold our 2002 annual meeting of the stockholders of Tetra Tech, Inc., a Delaware corporation, on Tuesday, February 19, 2002 at 10:00 a.m., Los Angeles time, at The Doubletree Hotel, 199 N. Los Robles Avenue, Pasadena, California 91101. As further described in the accompanying proxy statement, at this meeting we will:

  (1)
  Elect five directors to our board of directors to serve for a term of one year and until their successors are duly elected and qualified;

  (2)
  Consider and act upon a proposal to approve the proposed Tetra Tech, Inc. 2002 Stock Option Plan; and

  (3)
  Transact such other business as may properly come before the meeting or any meetings held upon adjournment of the meeting.

    Our board of directors has fixed the close of business on December 11, 2001 as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote. A copy of our 2001 annual report to stockholders is enclosed with this notice, but is not part of the proxy soliciting material.

    We invite you to attend and to vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.

                      By order of the board of directors

                      Richard A. Lemmon
                       Executive Vice President, Administration and Secretary

Pasadena, California
January 18, 2002

670 North Rosemead Boulevard
Pasadena, California 91107

PROXY STATEMENT

GENERAL INFORMATION

    We are sending you this proxy statement on or about January 18, 2002 in connection with the solicitation of proxies by our board of directors. The proxies are for use at our 2002 annual meeting of stockholders, which we will hold at 10:00 a.m., Los Angeles time, on Tuesday, February 19, 2002, at The Doubletree Hotel, 199 N. Los Robles Avenue, Pasadena, California 91101. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on December 11, 2001. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 670 N. Rosemead Boulevard, Pasadena, California, 91107, and our telephone number is (626) 351-4664.

    A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

    Unless you instruct otherwise, your proxy, if not revoked, will be voted at the meeting:

  •
  for our board's slate of nominees;

  •
  to approve the proposed Tetra Tech, Inc. 2002 Stock Option Plan; and

  •
  as recommended by our board with regard to all other matters, in its discretion.

    Our only voting securities are the outstanding shares of our common stock. At the record date, we had 52,381,602 shares of common stock outstanding and approximately 2,213 stockholders of record. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, a quorum will exist for the transaction of business at the meeting. Stockholders of record who abstain from voting, including brokers holding their customers' shares who cause abstentions to be recorded, are counted as present for quorum purposes.

    For each share of common stock you hold on the record date, you are entitled to one vote on all matters that we will consider at this meeting. You are not entitled to cumulate your votes.

    Brokers holding shares of record for their customers generally are not entitled to vote on some matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called "broker non-votes."

    The voting requirements for the proposals we will consider at the meeting are:

  •
  Election of directors.  The five candidates who receive the highest number of affirmative votes will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.

  •
  Approval of the proposed Tetra Tech, Inc. 2002 Stock Option Plan.  A majority of the votes cast on this proposal by the holders of shares of our common stock present, or represented, and entitled to vote at the annual meeting must approve this proposed plan and the total votes cast on this proposal must represent over fifty percent of all shares entitled to vote on this proposal. Abstentions count as votes cast and have the effect of a vote against the proposal. Broker non-votes are not counted as votes cast and will have no effect on the outcome.

    We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies, by telephone, facsimile, e-mail and personal solicitations. We will pay no additional compensation to our officers, directors and employees for these activities.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    At the meeting, you will elect five directors to serve for a term of office of the coming year or until their respective successors are elected and qualified. Our board intends to nominate Li-San Hwang, Daniel A. Whalen, J. Christopher Lewis, Patrick C. Haden and James J. Shelton for election as directors. All are current members of our board. Each nominee has consented to being named in this proxy statement as a nominee for election as a director and has agreed to serve as a director if elected.

    The persons named as proxies in the accompanying form of proxy have advised us that they intend to vote the shares covered by the proxies for the election of the nominees named above. If any one or more of such nominees are unable to serve, or for good cause will not serve, the persons named as proxies may vote for the election of such substitute nominees that our board may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies in the accompanying form of proxy may not vote for a greater number of persons than the number of nominees named above.

    No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees have any family relationship among themselves or with any of our executive officers.

Information concerning members of our board of directors

Name	Age	Position
Li-San Hwang	66	Chairman of the Board and Chief Executive Officer
Daniel A. Whalen	54	Director
J. Christopher Lewis	45	Director
Patrick C. Haden	48	Director
James J. Shelton	85	Director

    Dr. Hwang joined our predecessor in 1967 and has held his present positions since our acquisition of the Water Management Group of Tetra Tech, Inc., a subsidiary of Honeywell Inc., in March 1988. Dr. Hwang was named the Director of Engineering in 1972 and a Vice President in 1974. Prior to the acquisition, Dr. Hwang was Senior Vice President of Operations. He has served as an advisor to numerous government and professional society committees and has published extensively in the field of hydrodynamics. Dr. Hwang is a graduate of the National Taiwan University, Michigan State University and the California Institute of Technology, holding B.S., M.S. and Ph.D. degrees, respectively, in Civil Engineering, specializing in water resources.

    Mr. Whalen has been a member of our board of directors since July 1997. Mr. Whalen is currently serving as an advisor to our Chairman. He is a former President of Whalen & Company, Inc. and a former executive officer. Mr. Whalen joined us and our board upon our merger with Whalen & Company, Inc. in June 1997. Prior to founding Whalen & Company, Inc., in 1987, Mr. Whalen co-founded and served as an executive officer of First Cellular Group, Inc., The Microwave Group, Inc., Network Building & Consulting, Inc. and Cellular Development Company. Earlier, he was Vice President-Operations of American Tele-Services, Inc. and Director of Operations of NYNEX Mobile Services.

    Mr. Lewis has been a member our board of directors since February 1988. Since 1982, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, a Los Angeles-based partnership which invests equity in high-growth middle market companies. Mr. Lewis also serves as a director of Emergent Information Technologies, Inc., a provider of proposal management, systems engineering and information technology services; California Beach Restaurants, Inc., an owner and operator of restaurants; and several privately-held companies.

    Mr. Haden has been a member of our board of directors since December 1992. Mr. Haden is a general partner of Riordan, Lewis & Haden, which he joined in 1987. Mr. Haden also serves as a director of IndyMac Bancorp., Inc., the holding company for IndyMac Bank. IndyMac Bank is a technology-based mortgage banker. In addition, Mr. Haden serves as a director of several privately-held companies.

    Mr. Shelton has been a member of our board of directors since March 1995. Mr. Shelton is a self-employed investor and venture capitalist. He is the former (retired) President of the Baker Drilling Equipment Co., and formerly served as the Director of Corporate Relations and a director of Baker Hughes Incorporated (formerly Baker International Corp.).

Information regarding our board of directors and its committees

    Our board of directors met five times during fiscal 2001. Each of our directors attended 75% or more of the total number of meetings of the board and meetings of the committees of the board on which he served (during the period within which he was a director or member of such committee) during fiscal 2001.

    In fiscal 2001, our audit committee consisted of Messrs. Lewis, Haden and Shelton. Mr. Lewis was the chairman of the audit committee. Each of the members of our audit committee was independent in accordance with the standards of the Nasdaq Stock Market. Our board of directors has adopted a written charter for our audit committee. Our audit committee monitors the integrity of the financial reporting process and systems of internal controls, monitors the independence and performance of our independent auditors and internal auditing department and provides an avenue of communication among the independent auditors, management, the internal auditing department and our board of directors. Our audit committee met five times during fiscal 2001.

    In fiscal 2001, our compensation committee consisted of Messrs. Lewis and Haden. Our compensation committee reviews the performance of our chief executive officer and other executives and makes specific recommendations and decisions regarding their compensation. The committee's goal is to ensure that our compensation system for our executives, as well as our philosophy for compensation for all employees, is aligned with the long-term interest of our stockholders. The compensation committee also administers our stock option plans. The compensation committee held one meeting during fiscal 2001. Neither Mr. Haden nor Mr. Lewis served at any time during fiscal 2001 or at any other time as one of our officers or as an employee.

    In December 2001, our board created a new nominating committee, consisting of Messrs. Lewis and Haden. As the committee was recently formed, it did not meet during fiscal 2001.

    None of our executive officers serves as a member of the board of directors, audit committee, compensation committee or nominating committee of any other entity which has one or more executive officers serving as a member of our board of directors, audit committee, compensation committee or nominating committee.

Director compensation

    None of our non-employee directors received any cash compensation for service on our board of directors or any committee thereof during the fiscal 2001.

    Under our 1992 Stock Option Plan for Non-employee Directors, an option to purchase shares of our common stock is granted to each of our non-employee directors automatically each year, immediately following our annual meeting of stockholders. This option vests and becomes exercisable in full on the date of the next annual meeting of our stockholders, provided that the optionee is reelected as a director. The exercise price of stock options granted under this plan is equal to the fair market value of our common stock on the date of grant. During fiscal 2001, at our 2001 annual meeting of stockholders, Messrs. Lewis and Haden each received an option to purchase 7,500 shares of our common stock and Mr. Shelton received an option to purchase 5,000 shares of our common stock. The exercise price of each option was $15.25 per share.

Compensation committee interlocks and insider participation

    No interlocking relationship exists between our board of directors and the compensation committee of any other company.

Limitation of liability and indemnification matters

    Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Our bylaws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any of our officers, directors, employees or other agents for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws would permit indemnification.

    We maintain director and officer liability insurance.

    At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

    The following table sets forth information regarding the ownership of our common stock as of December 11, 2001 by:

  •
  all those persons known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors;

  •
  each of the executive officers named in the "Summary Compensation Table" included in the "Executive Compensation" section of this proxy statement; and

  •
  all of our directors and executive officers as a group.

    Unless otherwise set forth in the following table, the address of each beneficial owner is 670 N. Rosemead Boulevard, Pasadena, California 91107. Except as otherwise noted, we know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
AIM Management Group Inc.(2) 11 Greenway Plaza, Suite 100 Houston, Texas 77046	5,284,250	10.1%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, Maryland 21202	2,807,080	5.4%
The Northwestern Mutual Life Insurance Company(4) 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202	2,654,050	5.1%
Li-San Hwang(5)	1,821,542	3.5%
Daniel A. Whalen(6) c/o Brown Investment Advisory & Trust Company 9 South Street Baltimore, Maryland 21202	663,647	1.3%
J. Christopher Lewis(7)	61,478	*
Patrick C. Haden(8)	11,920	*
James J. Shelton(9)	14,730	*
James M. Jaska(10)	85,399	*
Michael J. Nigro(11)	49,381	*
Glenn S. Burkhardt(12)	17,521	*
Richard A. Lemmon(13)	30,796	*
All directors and executive officers as a group (12 persons)(14)	2,847,125	5.4%

*
Amount represents less than 1% of the Company's Common stock.

(1)
Applicable percentages of ownership are based on 52,381,602 shares of our common stock outstanding on December 11, 2001, adjusted as required by the rules promulgated by the Securities and Exchange Commission. This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the Securities and Exchange Commission. Unless otherwise indicated, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the percentage ownership of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of May 10, 2001, filed by AIM Management Group Inc. on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.

(3)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 14, 2001, filed by T. Rowe Price Associates, Inc.

(4)
All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G/A, dated as of February 6, 2001, filed by The Northwestern Mutual Life Insurance Company.

(5)
Includes 108,262 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001. Also includes 1,713,280 shares held by Li-San Hwang and Anne H. Hwang, as Trustees for the Li-San Hwang and Anne H. Hwang Community Property Trust.

(6)
Includes 24,414 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001. Also includes 578,343 shares held by Daniel A. Whalen and Katharine C. Whalen, as Trustees for the Whalen Family Trust U/A/D 4/30/92, and 60,890 shares held by Brown Investment Advisory & Trust Company, as Trustee for the Whalen Family Foundation.

(7)
Includes 35,760 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001.

(8)
Includes 11,920 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001.

(9)
Includes 5,960 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001. Also includes 8,770 shares held by James J. Shelton, Sarah Belle Shelton and James J. Shelton, Jr., Trustees of the James J. Shelton and Sarah Belle Shelton Family Trust dated August 19, 1987.

(10)
Includes 84,208 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001.

(11)
Includes 49,381 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001.

(12)
Includes 8,048 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001. Also includes 9,473 shares held by Glenn S. Burkhardt, as Trustee for the Glenn S. Burkhardt Trust.

(13)
Includes 28,871 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001.

(14)
Includes 416,297 shares issuable with respect to stock options exercisable within 60 days after December 11, 2001.

Information concerning our executive officers

Name	Age	Position
Li-San Hwang	66	Chairman of the Board and Chief Executive Officer
James M. Jaska	50	President, Chief Financial Officer and Treasurer
Richard A. Lemmon	42	Executive Vice President, Administration and Secretary
Michael J. Nigro	41	Executive Vice President, Resource Management
Glenn S. Burkhardt	49	Executive Vice President, Infrastructure
Michael C. Bush	44	Executive Vice President, Communications
James T. Haney	56	Executive Vice President, Corporate Development
Charles R. Faust	56	Vice President

    Our executive officers are elected by and serve at the discretion of our board of directors. Set forth below is a brief description of the business experience of all executive officers other than Li-San Hwang. For information concerning the business experience of Dr. Hwang, who is also a director, see "Proposal No. 1—Election of Directors—Nominees."

    Mr. Jaska joined us in 1994 as our Vice President, Chief Financial Officer and Treasurer and was named President in November 2001. From 1991 to 1994, Mr. Jaska held several operations and management positions at Alliant Techsystems, Inc., in addition to leading the environmental business venture and having operational responsibility for large government defense plants. From 1988 to 1990, he served as the Director of Finance and Business Management at Honeywell Inc.'s Precision Weapons Operations. From 1981 to 1987, he was responsible for environmental affairs at Honeywell Inc. From 1977 to 1981, he managed regulatory affairs dealing with the production of specialty chemicals at Ecolab, Inc. Mr. Jaska also served as an advisor to numerous governmental and professional committees. Mr. Jaska holds B.S. and M.S. degrees from Western Illinois University and completed an executive management program through Harvard University.

    Mr. Lemmon joined our predecessor in 1981, serving in a technical capacity. In 1985, he joined our predecessor's corporate staff in a management position. In 1988, at the time of our divestment from Honeywell Inc., Mr. Lemmon structured and managed many of the corporate functions. In 1990, he was promoted to Director of Administration and in 1994 was elected Corporate Secretary. In November 1995, Mr. Lemmon was elected Vice President and was named Executive Vice President in December 2000. Mr. Lemmon holds a B.A. degree in Business Administration.

    Mr. Nigro joined us in 1995 through our acquisition of Tetra Tech EM Inc., formerly known as PRC Environmental Management, Inc., and was named Executive Vice President in February 2001. He joined PRC Environmental Management, Inc. in 1982 and served the Environmental Protection Agency in the capacity of Project Engineer, Program Liaison and Program Manager for numerous programs and initiatives. In 1987, Mr. Nigro was named Vice President of Tetra Tech EM Inc., and was responsible for business development, budget management and forecasting, quality control review of technical reports and assisting in corrective actions for projects and programs. He was named President of Tetra Tech EM Inc. in 1996. Mr. Nigro holds a B.S. degree in Civil Engineering from Marquette University.

    Mr. Burkhardt joined us in 1998 through our acquisition of McNamee, Porter & Seeley, Inc. and was named Executive Vice President in December 2000. Mr. Burkhardt joined McNamee, Porter & Seeley, Inc. in 1973 and has served as project manager, operations director, business development director, financial officer and, most recently, President. Mr. Burkhardt has managed the conceptual planning, design and construction administration of water, wastewater and transportation programs for public and private sector clients. He is a recipient of the 1993 George J. Schroepfer Medal in advancements in wastewater treatment. Mr. Burkhardt holds a B.S. degree in Civil Engineering from the University of Michigan.

    Mr. Bush joined us in 1997 through our acquisition of Whalen & Company, Inc. where he served as Vice President and Chief Operating Officer, and was named President in 2000. He was named Executive Vice President in December 2001. Prior to his positions at Whalen & Company, Inc., Mr. Bush held management positions at Kaiser Permanente and Hewlett Packard. Mr. Bush holds a B.S. degree in Industrial Engineering from Stanford University and an M.S. degree in Management from the Graduate School of Business at Stanford University.

    Mr. Haney joined us in May 2001 through our acquisition of Maxim Technologies, Inc. and was named Executive Vice President in December 2001. Mr. Haney joined Maxim Engineers, Inc., the predecessor of Maxim Technologies, Inc., in 1992 as President and Chief Executive Officer. During his tenure at Maxim Engineers, Inc., Mr. Haney was directly involved in the acquisition of the U.S. subsidiary of Huntingdon International Holdings, PLC, Huntingdon Engineering and Environmental, Inc. and the formation of Maxim Technologies, Inc. Prior to his positions at Maxim Technologies, Inc., among other companies, Mr. Haney held several engineering and management positions at Lockwood Greene Engineers, Inc. and served as Captain and Project Officer in the Biomedical Sciences Corps for the U.S. Air Force Weapons Laboratory. Mr. Haney holds B.S. and M.S. degrees in Chemical Engineering from Clemson University.

    Dr. Faust, Vice President since 1988 and President of our subsidiary GeoTrans, Inc., co-founded GeoTrans, Inc. in 1979. In addition to his management responsibilities, he is engaged in the quantitative assessment and investigation of highly technical groundwater problems. He has published 23 articles and has co-authored a book on groundwater modeling. Dr. Faust holds B.S. and Ph.D. degrees in Geology from Pennsylvania State University.

Section 16(a) beneficial ownership reporting compliance

    Section 16(a) of the Securities Exchange Act requires "insiders," including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission and Nasdaq Stock Market, and to furnish us with copies of all Section 16(a) forms they file. We became subject to Section 16(a) in conjunction with the registration of our common stock under the Securities Exchange Act in 1991. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Form 5's were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2001.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid or accrued by us for each of the fiscal years in the three-year period ended September 30, 2001 to the following persons:

  •
  Our chief executive officer; and

  •
  Our four most highly compensated executive officers other than our chief executive officer at September 30, 2001.

    Compensation is presented only for years in which each person was an executive officer.

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Restricted Stock Award(s) ($)	Securities Underlying Options (#)	Payouts LTIP ($)	All Other Compensation ($)
Li-San Hwang Chairman, Chief Executive Officer and President	2001 2000 1999	250,000 220,000 195,000	100,000 40,000 0	1,683 913 1,801	(2)	0 0 0	35,000 30,000 15,000	0 0 0	11,615 4,305 8,350	(3)
James M. Jaska(4) Executive Vice President, Chief Financial Officer and Treasurer	2001 2000 1999	190,000 170,000 150,000	90,000 50,000 0	5,400 5,400 5,400	(5)	0 0 0	30,000 25,000 10,000	0 0 0	13,954 4,939 8,696	(6)
Michael J. Nigro Executive Vice President, Resource Management	2001	144,000	100,000	2,700	(7)	0	18,000	0	11,772	(8)
Glenn S. Burkhardt Executive Vice President, Infrastructure	2001	170,000	60,000	4,050	(9)		18,000		10,822	(10)
Richard A. Lemmon Executive Vice President, Administration and Secretary	2001 2000 1999	160,000 135,000 118,000	70,000 50,000 30,000	5,400 5,400 5,400	(11)	0 0 0	18,000 20,000 7,500	0 0 0	11,369 3,972 6,898	(12)

(1)
No named executive officer received other annual compensation in excess of the lesser of $50,000 or 10% of such officer's compensation in fiscal 2001.

(2)
Comprised of $1,683 in benefits and premiums paid under the Executive Medical Reimbursement Plan.

(3)
Comprised of $11,615 of retirement plan contributions

(4)
Mr. Jaska was named President in November 2001.

(5)
Comprised of $5,400 in automobile allowances.

(6)
Comprised of $13,954 of retirement plan contributions.

(7)
Comprised of $2,700 in automobile allowances.

(8)
Comprised of $11,772 of retirement plan contributions.

(9)
Comprised of $4,050 in automobile allowances.

(10)
Comprised of $10,822 of retirement plan contributions.

(11)
Comprised of $5,400 in automobile allowances.

(12)
Comprised of $11,369 of retirement plan contributions.

    The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2001:

Option Grants In Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Sh)
Name				Expiration Date	5% ($)(2)	10% ($)(2)
Li-San Hwang	37,500	3.14	21.80	01/16/11	514,121	1,302,884
James M. Jaska	31,250	2.61	21.80	01/16/11	428,434	1,085,737
Michael J. Nigro	25,000	2.09	21.80	01/16/11	342,748	868,590
Glenn S. Burkhardt	25,000	2.09	21.80	01/16/11	342,748	868,590
Richard A. Lemmon	25,000	2.09	21.80	01/16/11	342,748	868,590

(1)
All options are incentive stock options granted under our 1992 Incentive Stock Plan. Such options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant.

(2)
Potential realizable value is determined by multiplying the exercise or base price per share by the stated annual appreciation rate compounded annually for the term of the option (10 years), subtracting the exercise or base price per share from the product, and multiplying the remainder by the number of options granted. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

    The following table sets forth information concerning the aggregate number of options exercised by, and year-end option values for, each of the named executive officers during fiscal 2001:

Option Exercises In Last Fiscal Year And
Fiscal Year End Option Values

			Number of Unexercised Options at FY-End	Value of Unexercised In-the-Money Options at FY-End
Name	Shares Acquired on Exercise(#)	Value Realized($)(1)	Exercisable/ Unexercisable(#)	Exercisable/ Unexercisable($)(2)
Li-San Hwang	0	0	79,940/79,884	758,281/329,443
James M. Jaska	57,500	1,124,109	64,479/61,915	651,878/244,654
Michael J. Nigro	24,413	356,981	38,911/35,313	379,496/60,122
Glenn S. Burkhardt	1,210	10,618	586/28,048	1,219/19,229
Richard A. Lemmon	22,500	338,417	16,174/40,040	124,168/111,850

(1)
Value realized upon exercise is determined by subtracting the exercise price from the closing price for our common stock on the date of exercise as reported by the Nasdaq National Market and multiplying the remainder by the number of shares of common stock exercised.

(2)
Year end value is determined by subtracting the exercise price from the fair market value of $17.68 per share (the closing price for our common stock as reported by the Nasdaq National Market as of September 28, 2001) and multiplying the remainder by the number of underlying shares of common stock.

Bonus programs

    Our board of directors awards, at its discretion, annual bonuses to our executive officers based upon recommendations made by our compensation committee (as to Dr. Hwang) and Dr. Hwang (as to the other executive officers) concerning individual performance and our achievement of certain operating results. We maintain a separate bonus program for other key employees. If the operating profit for any our operating units, determined on an annual basis following the conclusion of the fiscal year, exceeds the targeted percentage for that year, then a bonus equal to 25% of the amount in excess of the target is allocated to that operating unit and the unit manager divides it among unit members in his or her discretion based upon individual performance.

2002 Stock Option Plan

    On December 18, 2001, our board of directors adopted the Tetra Tech, Inc. 2002 Stock Option Plan, as described in Proposal No. 2. To date, grants of options covering 145,000 shares of common stock have been made under this plan.

1992 Incentive Stock Plan

    The 1992 Incentive Stock Plan was adopted by our board of directors on December 1, 1992 and was subsequently approved by our stockholders. The plan provides for the granting of incentive stock options, nonqualified stock options and rights to purchase restricted stock to our key employees and officers, including directors who are also our key employees or officers. The maximum number of shares of common stock authorized for issuance under the plan is 7,202,147. As of December 11, 2001, 4,320,474 shares were subject to outstanding options granted under the plan and 136,038 shares were available for future option grants. The plan terminates in December 2002.

Employee Stock Purchase Plan

    The Employee Stock Purchase Plan was adopted by our board of directors on November 15, 1995 and was subsequently approved by our stockholders. The plan provides for the granting of purchase rights to purchase our common stock to our regular full-time and regular part-time employees and officers, including directors who are also employees or officers. Under this plan, 1,373,290 shares of our common stock may be issued upon the exercise of purchase rights.

    Each purchase right lasts for a period of 52 weeks. Prior to the beginning of each purchase right period, our employees may elect to contribute fixed amounts to the plan during that purchase right period to purchase our common stock. The maximum amount that an employee can contribute during a purchase right period is $4,000, and the minimum contribution per payroll period is $25.

    Under the plan, the exercise price of a purchase right will be the lesser of 100% of the fair market value of such shares (based upon the closing price on the Nasdaq National Market) on the first day of the purchase right period or 85% of the fair market value on the last day of such period. Employees' contributions to the plan are automatically used to purchase our common stock on the last day of the purchase right period unless an employee elects to withdraw from the plan or is terminated prior to that date. If we are sold, all purchase rights will become exercisable immediately preceding the sale. Employees who elect to suspend their contributions can elect either to withdraw their contributions or leave those amounts in the plan to be used to purchase our common stock at the end of the purchase right period.

Retirement plans

    Our Retirement Plan.  We maintain a combined discretionary profit-sharing contribution and 401(k) retirement plan covering all of our employees and employees of our subsidiaries and related participating employers. Our retirement plan is qualified under Section 401(a) of the Internal Revenue Code, and the 401(k) portion of our retirement plan is intended to qualify under Section 401(k) of the Code.

    Under the terms of our retirement plan, each eligible employee may elect to defer up to 15% of base compensation or the maximum 401(k) contribution allowed under Federal law and to have such deferred amount contributed to the retirement plan on his or her behalf. We make a matching contribution to each employee who elects to participate in the 401(k) portion of our retirement plan. In addition, our board of directors may elect to have us make a profit sharing contribution that will be allocated among the eligible participants based on a percentage of base compensation earned during the plan year and the participants' employment on the last day of the plan year. Our matching and profit sharing contributions fully vest upon the earlier of the employee's retirement, death, disability or fifth year of service. Benefits under our retirement plan are generally distributed in the form of a lump sum following a participant's retirement, death, disability or termination of employment. Benefits may be distributed prior to termination of employment under certain circumstances including hardship. We pay all costs associated with the administration of the retirement plan.

    Other Retirement Plans.  Certain of our subsidiaries, SCM Consultants, Inc., McNamee, Porter & Seeley, Inc., the Sentrex Group of Companies, MFG, Inc., Collins/Piña Consulting Engineers, Inc., Cosentini Associates, Inc., PDR Engineers, Inc., Evergreen Utility Contractors, Inc., eXpert Wireless Solutions, Inc., FHC, Inc., Rizzo Associates, Inc., Rocky Mountain Consultants, Inc., Williams, Hatfield & Stoner, Inc., Vertex Engineering Services, Inc., Commonwealth Technology, Inc., Western Utility Contractors, Inc. and Sciences International, Inc., participate in separate retirement plans covering their respective employees. In addition, certain former employees of Shepherd Miller, Inc. participate in a separate retirement plan.

Executive Medical Reimbursement Plan

    Our Executive Medical Reimbursement Plan, which was established by our predecessor in 1975 for the benefit of our executive officers, reimburses participants, their spouses and covered children for medical expenses not covered by our regular group medical plan. In effect, our medical plan provides participants with 100% medical coverage for all allowable medical expenses. At the present time, Dr. Hwang and one former officer are the only individuals covered by the medical plan and we do not intend to offer the medical plan to any additional executive officers in the future.

REPORT OF THE COMPENSATION COMMITTEE
REGARDING COMPENSATION

    The compensation committee of our board of directors is currently composed of two independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The committee regularly meets at least once each year and holds additional meetings as required. The compensation committee met once during fiscal 2001.

Compensation committee responsibilities

    The compensation committee has the following responsibilities:

  •
  Overseeing our general compensation policies;

  •
  Overseeing our compensation plans;

  •
  Establishing the compensation of our chief executive officer;

  •
  Reviewing our chief executive officer's recommendations as to the specific compensation levels for the other executive officers; and

  •
  Overseeing our stock incentive plans.

Compensation policy and programs

    The compensation committee's responsibility is to provide a strong and direct link among stockholder values, our financial performance and our executives' compensation through their oversight of the design and implementation of a sound compensation program that will attract and retain highly qualified personnel. Compensation programs are intended to complement our short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives.

    Each year the committee conducts a full review of our executive compensation program. It has been their practice to establish target levels of compensation for our senior officers consistent with that of companies comparable in size and complexity to us, as well as companies which are direct business competitors of ours. After their review of data relating to all aspects of compensation paid by such groups of companies, actual compensation of our executive officers is subject to increase or decrease by the committee from targeted levels according to our overall performance and the individual's efforts and contributions. A significant portion of executive compensation is directly related to our financial performance and is therefore at risk. Total compensation for our senior management is composed of base salary, near-term incentive compensation in the form of bonuses and long-term incentive compensation in the form of stock options. The committee retains the discretion to adjust the formula for certain items of compensation so long as total compensation reflects overall corporate performance and individual achievement.

Base salary

    In establishing base salary levels for senior officer positions, the committee and Dr. Hwang consider levels of compensation at similarly situated companies and at direct competitors, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the committee and Dr. Hwang consider individual performance, including the accomplishment of short-and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability.

    In fiscal 2001, the annual base salary of Dr. Hwang was determined by the committee based upon:

  •
  Comparable chief executive salaries of a peer group of companies and of direct competitors;

  •
  Our overall performance and profitability in fiscal 2001;

  •
  Dr. Hwang's efforts and contributions to us; and

  •
  Dr. Hwang's ownership interest in us.

Bonuses

    Our executive officers are eligible for annual bonuses based upon recommendations made by Dr. Hwang (as to the other executive officers) and the compensation committee (as to Dr. Hwang) based upon their individual performance and our achievement of certain operating results.

    Amounts of individual awards are based principally upon the results of our financial performance during the prior fiscal year. The amount of awards for senior officers are within guidelines established by the committee and Dr. Hwang as a result of their review of total compensation for senior management of peer companies and competitors. The actual amount awarded, within these guidelines, is determined principally by the committee's and Dr. Hwang's assessment of the individual's contribution to our overall financial performance. Consideration is also given to factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's executive responsibility, and the committee's and Dr. Hwang's evaluation of the individual's overall efforts and ability to discharge the responsibilities of his or her position. In fiscal 2002, cash bonuses related to performance in fiscal 2001 paid to the five named executive officers ranged from $60,000 to $100,000, and ranged from 35% to 69% of such officers' base salaries.

Stock Options

    In fiscal 1992, our board adopted the 1992 Incentive Stock Plan. Due to the limited number of stock options available for grant under the 1992 plan and the termination of the 1992 plan in December 2002, our board adopted the 2002 Stock Option Plan in December 2001, subject to stockholder approval. The primary purpose of both the 1992 plan and the 2002 plan is to provide incentives and reward the contributions of key employees and officers for the achievement of our long-term performance, as measured by earnings per share and the market value of our common stock. The committee and Dr. Hwang set guidelines for the number and terms of stock option awards based on factors similar to those considered in connection with other components of our compensation program, including a comparison with the practices of our peer group companies and direct competitors. If our performance is unsatisfactory, the committee may decide not to award stock options in any given fiscal year, although exceptions to this policy may be made for individuals who have assumed substantially greater responsibilities and other similar factors. The grants under the 1992 plan and the 2002 plan are designed to align the interests of the executives with those of our stockholders. Generally, stock options under the 1992 plan become exercisable in cumulative installments over a period of four years, while stock options under the 2002 plan become exercisable as to 25% of the shares covered thereby on the first anniversary of the grant date and as to the balance in 36 cumulative monthly installments following such first anniversary date. In both cases, the individual forfeits any installment which has not vested during the period of his or her employment.

    Under the 1992 plan, the committee awarded stock options covering an aggregate of 143,750 shares in fiscal 2001 to the five named executive officers for their contributions to our performance in fiscal 2000. Under the 2002 plan, the committee awarded stock options covering an aggregate of 119,000 shares in fiscal 2002 to the five named executive officers for their contributions to our performance in fiscal 2001.

Internal Revenue Code Section 162(m)

    Under Section 162 of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with our best interests and those of our stockholders.

                      COMPENSATION COMMITTEE

                      J. Christopher Lewis
                      Patrick C. Haden

REPORT OF THE AUDIT COMMITTEE

    The audit committee of our board of directors is composed of three directors who are independent directors. The purpose of our audit committee is to monitor the integrity of the financial reporting process and systems of internal controls, monitor the independence and performance of our independent auditors and internal auditing department and provide an avenue of communication among the independent auditors, management, the internal auditing department and our board of directors. Our audit committee operates under a written charter approved by our board of directors. Our independent auditors are responsible for expressing an opinion of the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

    Our audit committee has reviewed and discussed with management and the independent auditors the audited financial statements. Our audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, our audit committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussion with Audit Committees and discussed with them their independence from us and our management.

    In reliance on the reviews and discussions referred to above, our audit committee recommended to our board of directors, and our board has approved, that our audited financial statements be included in our annual report on the Form 10-K, for the year ended September 30, 2001, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      J. Christopher Lewis (Chair)
                      Patrick C. Haden
                      James J. Shelton

COMPANY PERFORMANCE

    The following graph shows a comparison of our cumulative total returns with those of the Nasdaq Stock Market (U.S. Companies) Index and our self-constructed Peer Group Index (as defined below). The graph assumes that the value of an investment in our common stock and in each such index was $100 on September 27, 1996, and that all dividends have been reinvested. Our self-constructed Peer Group Index includes the following companies: Fluor Corporation, IT Group, Inc., Jacobs Engineering Group Inc., LCC International, Inc., Mastec, Inc., Quanta Services, Inc., URS Corporation and Wireless Facilities, Inc. We believe that the companies included in the Peer Group Index are among our primary competitors.

    The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of our common stock.

Comparison of Cumulative Total Return Among
Tetra Tech, Nasdaq Stock Market (U.S. Companies),
and Tetra Tech's Self-Constructed Peer Group

PROPOSAL NO. 2
APPROVAL OF THE 2002 STOCK OPTION PLAN

    On December 18, 2001, our board of directors adopted, subject to stockholder approval, the 2002 Stock Option Plan. Under the 2002 plan, up to 4,000,000 shares of our common stock may be issued upon the exercise of stock options granted under the 2002 plan. At this meeting, our stockholders will be asked to approve the 2002 plan.

    The 2002 plan is intended to replace our existing stock option plan, the 1992 Incentive Stock Plan, which terminates in December 2002. Of the 7,202,147 shares authorized to be issued under the 1992 plan, as of December 11, 2001, 4,320,474 shares were subject to outstanding options granted under the 1992 plan and 136,038 shares remained eligible for future option grants.

    The 2002 plan will play an important role in our efforts to attract and retain employees, and to align the interests of our employees with those of our stockholders through increased ownership of our company by those employees. The 2002 plan is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement.

Summary description of the 2002 plan

Purpose of the 2002 plan

    The 2002 plan allows us to grant to participants stock options to purchase shares of our common stock. The purpose of the 2002 plan is to enable us to offer participants an opportunity to acquire an equity interest in us. We believe that this will improve our ability to attract, retain and reward employees and other persons providing services to us. It will also strengthen the mutuality of interests between plan participants and our stockholders by providing those participants with a proprietary interest in pursuing our long-term growth and financial success.

Eligibility and participation

    Generally, all employees, directors (excluding non-employee directors) and other persons providing bona fide services to us or any of our subsidiaries are eligible to receive grants of options under the 2002 plan. Subject to the adjustments described below, we may not issue more than 200,000 shares of common stock pursuant to options granted to any single participant under the 2002 plan during any calendar year. Currently, we have over 7,000 employees. Except as set forth below, we have not determined the options that we will grant to any particular individual or group of individuals.

Administration of the 2002 plan

    Our board, or a committee appointed by our board consisting of two or more members of our board, may administer the 2002 plan. The committee has the authority to interpret the 2002 plan and to adopt rules and procedures relating to the administration of the 2002 plan.

Shares subject to the 2002 plan

    Subject to adjustments to reflect certain corporate events that are described below, we may grant options with respect to up to 4,000,000 shares of our common stock under the 2002 plan. We may not increase this maximum number of shares without the approval of our stockholders. If an option granted under the 2002 plan expires or terminates without having been exercised in full, the shares of common stock remaining unissued under that option will again become available for issuance under the 2002 plan. The shares of common stock to be issued upon the exercise of options granted under the 2002 plan will be issued directly from our authorized but unissued shares of common stock.

Options

    Options granted under the 2002 plan may be either incentive stock options, or ISOs, or nonqualified stock options, or NQSOs. We will determine the terms and conditions of each option and include them in a written agreement between the participant and us. Each option agreement will set forth:

  •
  the per share exercise price of the option, which will generally be the closing price of a share of our common stock as reported on the Nasdaq National Market on the date of grant;

  •
  the vesting provisions of the option, which will typically provide that the option will become exercisable as to 1/4 of the number of shares subject thereto one year after the date of grant, and as to the balance in 36 equal cumulative monthly installments following such first anniversary date;

  •
  the termination date of the option, which will not be later than ten years after the date of grant; and

  •
  the effect on the option of the termination of the participant's employment.

    Each option agreement will also contain other terms and conditions that we may establish. The closing price for our common stock as reported on the Nasdaq National Market on December 27, 2001 was $20.55 per share. Options are not transferable during the individual's lifetime.

    To the extent an option is intended to qualify as an ISO, the option is required to have terms and conditions consistent with the requirements for that treatment under the Internal Revenue Code. ISOs are subject to the following special restrictions:

  •
  ISOs may only be granted to our, or our subsidiaries', employees;

  •
  the exercise price for an ISO must be at least equal to 100%, or 110% in the case of stockholders holding more than 10% of the total combined voting power of all classes of our stock, of the fair market value of our common stock, determined on the date of grant;

  •
  the aggregate fair market value of the shares of common stock issuable upon exercise of all ISOs granted to a participant, determined at the time each ISO is granted, that become exercisable for the first time during a calendar year cannot exceed $100,000; and

  •
  ISOs must terminate no later than the first to occur of:

  (1)
  ten years, or five years for stockholders holding more than 10% of the total combined voting power of all classes of our stock, from the date of grant; and

  (2)
  three months following the termination of the participant's employment, unless the termination is the result of the participant's death or disability or if the participant dies during the three month period following the termination, in which case other rules apply.

Modification of options

    We have the authority to modify any outstanding option as we consider appropriate, including the authority to modify the exercise price of any option, accelerate the right to exercise any option, and extend or renew any option. However, we may not modify any option in a manner adverse to the participant holding that option without that participant's consent. Furthermore, we may not reduce the exercise price of any outstanding option, including any repricing effected by issuing replacement stock options for outstanding stock options that have exercise prices higher than the prevailing market price of the underlying stock, without first obtaining the approval of our stockholders.

Adjustments

    In connection with certain types of corporate events like stock splits, stock dividends, recapitalizations, consolidations or reclassifications, we may make appropriate and equitable adjustments to:

  •
  the aggregate number of shares for which we can grant options under the 2002 plan;

  •
  the number and kind of shares covered by outstanding options; and

  •
  the per share exercise price of outstanding options.

Change in control

    In connection with any merger or consolidation in which we are not the surviving corporation, or as a result of which our common stock ceases to be publicly traded, we may, but are not required to, terminate all outstanding options upon the consummation of that merger or consolidation. However, as a condition to the termination, we must eliminate all restrictions on the exercisability of the options and give the participant at least 20 days prior to the termination to exercise those options without regard to any of these restrictions.

Tax matters

    We are authorized to withhold from the compensation of the participants amounts necessary to satisfy the tax withholding obligations arising from the 2002 plan.

Compliance with securities laws

    We are not obligated to issue any common stock under the 2002 plan if we determine that the issuance would violate applicable state or federal securities laws. We intend to file a registration statement on Form S-8 to register the shares issuable under the 2002 plan promptly following the approval of the 2002 plan by our stockholders.

Termination or amendment of the 2002 plan

    Our board of directors may terminate the 2002 plan at any time. Unless earlier terminated by our board, the 2002 plan will terminate on December 17, 2011, the tenth anniversary of the effective date of the 2002 plan. We cannot grant options under the 2002 plan after its termination date. Termination of the 2002 plan will not affect the rights of any participant with respect to any option outstanding as of the time of the termination. Our board may also amend the 2002 plan at any time. However, no amendment may adversely affect the rights of any participant with respect to any outstanding award. Further, without the approval of our stockholders, our board may not amend the provisions of the 2002 plan for the purpose of:

  •
  modifying the class of individuals entitled to receive options;

  •
  increasing the maximum number of shares of common stock that may be issued under the 2002 plan, except as to the adjustments described above; and

  •
  materially increasing the benefits which accrue to participants under the 2002 plan.

    The above description summarizes the main provisions of the 2002 plan and the options to be granted thereunder. This description does not purport to be complete and is qualified in its entirety by the provisions of the 2002 plan. Stockholders are urged to read the 2002 plan in its entirety.

Federal income tax consequences of the 2002 plan

    The following general discussion of the principal federal income tax consequences of participation in the 2002 plan is based on the statutes and regulations existing as of December 15, 2001. In addition, participation in the 2002 plan may have state and local tax consequences. We encourage participants to consult their own tax advisors with respect to the tax consequences of their participation in the 2002 plan.

Incentive stock options

    A participant will not recognize taxable income upon the grant or the exercise of an ISO, and we are not entitled to an income tax deduction as the result of the grant or exercise of an ISO. However, the Internal Revenue Service has issued proposed regulations that, if finalized, would require us to withhold employment taxes (e.g., FICA and FUTA) at the time of exercise of an ISO. If the proposed regulations are finalized, this new rule is anticipated to apply to ISOs that are exercised on or after January 1, 2003. Any gain or loss resulting from the subsequent sale of shares of common stock acquired upon exercise of an ISO will be long-term capital gain or loss if the sale is made after the later of:

  •
  two years from the date of grant of the ISO; or

  •
  one year from the date of exercise of the ISO.

    If a participant sells common stock acquired upon the exercise of an ISO prior to the expiration of both of these periods, the sale will be a "disqualifying disposition" under the federal tax laws. The participant will generally recognize ordinary income in the year of the disqualifying disposition in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares of our common stock on the date of exercise of the ISO. However, the amount of ordinary income recognized by the participant generally will not exceed the difference between the amount realized on the sale and the exercise price. We will be entitled to an income tax deduction equal to the amount taxable as ordinary income to the participant. Any additional gain recognized by the participant upon the disqualifying disposition will be taxable as long-term capital gain if the shares of common stock have been held for more than one year before the disqualifying disposition or short-term capital gain if the shares of common stock have been held for less than one year before the disqualifying disposition.

    The amount by which the fair market value, determined on the date of exercise, of the shares of common stock purchased upon exercise of an ISO exceeds the exercise price is also an item of tax preference that may be subject to alternative minimum tax in the year that the ISO is exercised.

Nonqualified stock options

    As with an ISO, a participant will not recognize taxable income on the grant of an NQSO, and we are not entitled to an income tax deduction as the result of the grant of an NQSO. Unlike an ISO, however, upon the exercise of an NQSO, the participant generally will recognize ordinary income, and we will be entitled to an income tax deduction, in the amount by which the fair market value of the shares of common stock purchased upon exercise, determined as of the date of exercise, exceeds the exercise price. This income is part of the participant's "wages" for which we are required to withhold federal and state income as well as employment taxes.

    Upon the sale of shares of common stock acquired upon the exercise of an NQSO, the participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of the shares on the date of exercise. If the participant has held the shares for more than one year at the time of the sale, the capital gain or loss will be long-term, otherwise the capital gain will be short-term.

Acceleration of stock options upon a transfer of control

    Upon a reorganization, merger, sale or other transaction resulting in a change of control, the exercisability of stock options held by certain of our employees (generally officers, stockholders and highly compensated employees) may be accelerated (or payments may be made to cancel unexercisable options of such employees). The acceleration of exercisability or this type of payment may be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes. If the present value of all of a participant's parachute payments equals or exceeds three times the participant's average compensation for the past five years, the participant also will owe a 20% excise tax on the amount of the parachute payment which is in excess of the greater of:

  •
  the average compensation of the participant for the past five years; or

  •
  an amount which the participant establishes as reasonable compensation.

In addition, we will not be allowed to deduct any excess parachute payments.

Capital gains and ordinary income tax

    Long-term capital gains are currently taxed at a maximum federal rate of 20%. However, long-term capital gains with respect to stock with a holding period of more than five years may qualify to be taxed at a maximum federal rate of 18% if the stock was acquired pursuant to the exercise of an option that was granted to the participant no earlier than January 1, 2001. Short-term capital gains and ordinary income are taxed at marginal federal rates of up to 39.6% (although current law provides that this rate is to be reduced to 38.6% for years 2002 and 2003, to 37.6% for years 2004 and 2005 and to 35% for year 2006 and thereafter).

Section 162(m) limitation

    We generally cannot deduct compensation paid to certain key executives in excess of $1,000,000 per year unless certain conditions are satisfied. In general, only our CEO and our four other highest paid executive officers are subject to this limitation. The income that an executive would recognize by reason of the exercise of an NQSO is subject to this deduction limitation. However, this limitation does not apply if:

  •
  the 2002 plan is approved by our stockholders;

  •
  the exercise price of options granted is at least equal to the fair market value of the common stock upon the date of the grant; and

  •
  the options are granted by a committee composed exclusively of members of our board of directors who are not our employees or employees of one of our subsidiaries.

Section 16 of the Exchange Act

    Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, unless a participant that is subject to Section 16(b) of the Exchange Act timely makes an election under Section 83(b) of the Internal Revenue Code within 30 days following the exercise of an option, shares of common stock received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of receipt. Accordingly, the amount of ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Applicability of ERISA

    The 2002 plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and it is not a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code.

    The foregoing summary of the effects of federal income taxation upon us and participants with respect to shares issued under the 2002 plan does not purport to be complete. Each participant is urged to consult with his or her personal tax advisor regarding the federal, state and local tax consequences of participating in the 2002 plan.

Options granted under the 2002 plan

    We cannot determine at this time either the number of options that we will allocate to our directors and executive officers participating in the 2002 plan and to other participants in the future or the number of options that these persons will actually receive in the future because the amount and value of awards that we will grant to any participant are within our discretion, subject to the limitations described above. The table below sets forth information concerning all options granted under the 2002 plan, subject to stockholder approval, as of December 18, 2001. Our non-employee directors are not eligible to receive grants under the 2002 plan.

Individual or Group	Number of Options Received	Exercise Price($)
Li-San Hwang Chairman of the Board and Chief Executive Officer	35,000	20.00
James M. Jaska President, Chief Financial Officer and Treasurer	30,000	20.00
Richard A. Lemmon Executive Vice President, Administration and Secretary	18,000	20.00
Michael J. Nigro Executive Vice President, Resource Management	18,000	20.00
Glenn S. Burkhardt Executive Vice President, Infrastructure	18,000	20.00
Michael C. Bush Executive Vice President, Communications	18,000	20.00
Charles R. Faust Vice President	8,000	20.00

Vote required

    The approval of the 2002 plan requires the consent of a majority of the shares of our common stock. Any action other than the delivery of a properly executed proxy will have the practical effect of voting against the 2002 plan.

Recommendation of our board of directors

    Our Board believes that the 2002 plan is in our best interests and the best interests of our stockholders and unanimously recommends a vote "for" approval of this proposal. Your proxies will be voted for this proposal unless you specifically indicate otherwise.

INDEPENDENT PUBLIC ACCOUNTANTS

    Deloitte & Touche LLP, certified public accountants, acted as our independent auditors and audited our consolidated financial statements for the fiscal year ended September 30, 2001. We have been advised that Deloitte & Touche LLP is independent with respect to us within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. The audit committee of the board has selected Deloitte & Touche LLP as independent accountants to audit our consolidated financial statements for fiscal 2002. A member of that firm is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. If Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if Deloitte & Touche LLP's engagement is discontinued for any reason, the audit committee will appoint another accounting firm to serve as our independent public accountants for fiscal 2002.

Audit fees

    Deloitte & Touche LLP's fees for the fiscal 2001 audit and the quarterly reviews, including review of Forms 10-Q, were $546,000, of which an aggregate amount of $262,000 was billed through September 30, 2001.

Financial information systems and implementation fees

    Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the fiscal year ended September 30, 2001.

All other fees

    Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the fiscal year ended September 30, 2001 were $58,000. The audit committee of our board of directors considers these services compatible with maintaining Deloitte & Touche LLP's independence.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

    If you wish to present a proposal for action at our 2003 annual meeting of stockholders and wish to have it set forth in the proxy statement and form of proxy that management will prepare, you must notify us no later than September 1, 2002 in the form required under the rules and regulations promulgated by the Securities and Exchange Commission. Otherwise, your proposal will not be included in management's proxy materials.

    If you wish to present a proposal for action at our 2003 annual meeting of stockholders, even though it will not be included in management's proxy materials, our bylaws require that you must notify us no earlier than 90 days, and no later than 60 days, before the date of the 2003 annual meeting. However, if we do not notify you, or otherwise publicly disclose, the date of the 2003 annual meeting at least 70 days before the date of the meeting, you may notify us of the proposal you wish to present within ten days after the day on which we mail notice of, or otherwise publicly disclose, the date of our 2003 annual meeting. Your notice must be in the form required by our bylaws.

OTHER MATTERS

    Our board of directors does not know of any other matters to be presented at the 2002 annual meeting of stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy will vote on them in accordance with their best judgment.

    A copy of our 2001 annual report is being mailed to each stockholder of record together with this proxy statement. The 2001 annual report includes our audited financial statements for the fiscal year ended September 30, 2001. Our annual report on Form 10-K includes these financial statements, as well as more detailed information about us and our operations, supplementary financial information and certain schedules. The annual report and Form 10-K are not part of our proxy soliciting material. COPIES OF THE ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING US AT: Investor Relations, Tetra Tech, Inc., 670 North Rosemead Boulevard, Pasadena, California 91107; telephone number (626) 351-4664.

                      By order of the board of directors

                      Richard A. Lemmon
                       Executive Vice President, Administration and Secretary

Pasadena, California
January 18, 2002

ANNEX A

Tetra Tech, Inc.
2002 Stock Option Plan

  1.  Purpose.

    The purpose of the Tetra Tech, Inc. 2002 Stock Option Plan ("Plan") is to promote the interests of Tetra Tech, Inc. ("Company") and its stockholders by enabling the Company to offer Participants an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward its employees, directors (excluding non-employee directors) and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between Participants and the Company's stockholders by providing Participants with a proprietary interest in pursuing the Company's long-term growth and financial success.

  2.  Definitions.

    For purposes of this Plan, the following terms shall have the meanings set forth below.

    (a)
    "Board" means the Board of Directors of Tetra Tech, Inc.

    (b)
    "Code" means the Internal Revenue Code of 1986, and the applicable regulations thereunder. Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

    (c)
    "Committee" means the committee appointed by the Board, if any, to administer this Plan as permitted by Section 5 below or, if no such committee is appointed, the Board.

    (d)
    "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

    (e)
    "Company" means Tetra Tech, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Subsidiaries.

    (f)
    "Disabled" means permanent and total disability, as defined in Code Section 22(e)(3).

    (g)
    "Exchange Act" means the Securities Exchange Act of 1934.

    (h)
    "Fair Market Value" of Common Stock for any day shall be determined in accordance with the following rules:

    (i)
    If the Common Stock is admitted to trading or listed on a national securities exchange, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

    (ii)
    If not listed or admitted to trading on any national securities exchange, the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

    (iii)
    If not traded or listed on a national securities exchange or included in the Nasdaq National Market, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

      (iv)
      If the Common Stock is not included in (i), (ii) or (iii) above, the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

If the national securities exchange, Nasdaq National Market, NSM or NASD, as applicable, are closed on such date, the "Fair Market Value" shall be determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

    (i)
    "Incentive Stock Option" means an option to purchase Common Stock that is an incentive stock option within the meaning of Code Section 422.

    (j)
    "Insider" means a person who is subject to Section 16 of the Exchange Act.

    (k)
    "Non-Qualified Stock Option" means any option to purchase Common Stock that is not an Incentive Stock Option.

    (l)
    "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

    (m)
    "Participant" means a person who was been granted an Option under the Plan.

    (n)
    "Plan" means this Tetra Tech, Inc. 2002 Stock Option Plan, as it may be amended from time to time.

    (o)
    "Severance" means, with respect to a Participant, the termination of the Participant's provision of services to the Company as an employee or independent contractor, whether by reason of death, disability, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary (or vice versa).

    (p)
    "Subsidiary" means any corporation or entity in which Tetra Tech, Inc., directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

    (q)
    "Ten Percent Shareholder" means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent (10%) of the stock of the Tetra Tech, Inc. or of any of its Subsidiaries.

  3.  Eligibility.

    All employees (including employee directors) and other persons providing bona fide services to the Company or any Subsidiary are eligible to receive Options under this Plan. However, Incentive Stock Options may only be granted to employees of the Company or of a Subsidiary.

  4.  Substitute Options.

    In the event the Company acquires another entity, the Committee may authorize the issuance of Options ("Substitute Options") to employees and other persons in substitution of stock options previously granted to them in connection with their performance of services for such acquired entity upon such terms and conditions as the Committee shall determine but which shall not be contrary to applicable law, taking into account the limitations of Code Section 424(a) in the case of any Substitute Option that is intended to be an Incentive Stock Option.

  5.  Administration.

    (a)
    This Plan shall be administered by a Committee consisting of two or more members of the Board appointed by the Board. The Board may remove members from, or add members to, the Committee at any time. To the extent possible and advisable, the Committee shall be composed of individuals who satisfy Rule 16b-3 under the Exchange Act and Code Section 162(m). Notwithstanding anything herein to the contrary, any action which may be taken by the Committee may also be taken by the Board.

    (b)
    The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

    (i)
    A majority of the members present at any meeting conducted in accordance with the Company's bylaws; or

    (ii)
    The unanimous consent of all of the members in writing without a meeting.

    (c)
    The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

    (d)
    Subject to the limitations set forth below, the Committee is expressly authorized to make such modifications to this Plan and the Options granted hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants, the Company and the Plan.

    (e)
    The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options to Insiders if that would cause such grants to fail to satisfy Rule 16b-3 under the Exchange Act or Code Section 162(m).

  6.  Effective Date.

    This Plan shall be effective on December 18, 2001, provided it is approved by the holders of a majority of the Common Stock, at the Company's 2002 Annual Meeting. If the Plan is not approved by the stockholders at that meeting, the Plan and all Options issued under the Plan will terminate. The approval by the stockholders must relate to:

    (a)
    The class of individuals who are entitled to receive Incentive Stock Options; and

    (b)
    The maximum number of shares of Common Stock that may be issued under the Plan, except as adjusted pursuant to Section 13 of this Plan.

    If either of those items is changed, the approval of the stockholders must again be obtained.

  7.  Termination of Plan.

    This Plan shall terminate on December 17, 2011, except with respect to Options then outstanding. However, the Board may elect to terminate the Plan on a prior date. The termination of this Plan shall not adversely affect the rights of any Participant with respect to any Option outstanding as of the time of such termination.

  8.  Shares Subject to this Plan.

    (a)
    The maximum number of shares of Common Stock which may be issued pursuant to this Plan shall be Four Million (4,000,000). Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

    (b)
    The maximum number of shares of Common Stock that may be issuable pursuant to Options granted during any calendar year to any Participant is two hundred thousand (200,000) shares. For purposes of determining the maximum number of shares that may be issued to a single Participant, shares subject to a terminated Option shall be considered outstanding.

    (c)
    In the event a Participant pays part or all of the exercise price of an Option by surrendering shares of Common Stock that the Participant previously acquired, only the number of shares issuable to the Participant in excess of those surrendered shall be taken into account for purposes of determining the maximum number of shares that may be issued under the Plan, both as to that Participant and in the aggregate (to all Participants).

  9.  Form of Options.

    (a)
    Options shall be granted under this Plan on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan, but which need not be the same for each such grant. Options may be either Nonqualified Stock Options or Incentive Stock Options.

    (b)
    The terms and conditions of each Option shall include, in addition to such other terms and conditions as may be established by the Committee, (i) the per share exercise price of such Option in accordance with subparagraph (c) below, (ii) the termination date of such Option, and (iii) the effect on such Option of the Participant's Severance. Subject to all other provisions of this Plan, each Option shall become exercisable (i) as to one-fourth (1/4) of the full number of shares subject thereto one year after the date of grant and (ii) as to the balance in thirty-six (36) equal cumulative monthly installments following such first anniversary date, or in such other installments and at such other intervals as the Board or the Committee may in any specific case otherwise determine in granting such Option. Any Option shall be exercisable following the date of the Participant's Severance only to the extent (if at all) such Option was exercisable on the date of Severance.

    (c)
    The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option, which in all cases shall be at least equal to the Fair Market Value of the Common Stock on the date of the grant. The exercise price of an Incentive Stock Option granted to a Ten Percent Shareholder shall be no less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

    (d)
    Any Option which is intended, as evidenced by its designation, as an Incentive Stock Option shall be made subject to such terms and conditions as may be required for such Option to qualify as an Incentive Stock Option. Incentive Stock Options granted under this Plan shall also include a requirement that the Participant receiving such Incentive Stock Option must notify the Company if he or she disposes of Common Stock acquired pursuant to the exercise thereof prior to the expiration of the holding periods prescribed in Section 422(a)(1) of the Code.

    (e)
    If an Option is intended to be exempt from the million dollar ($1,000,000) compensation deduction limitation of Code Section 162(m), in addition to the exercise price requirement of subparagraph (c), the grant must be made by a committee composed exclusively of two (2) or more "outside directors" as that term is defined under Code Section 162(m).

  10.  Modification of Options.

    (a)
    The Committee may modify any existing Option as it deems appropriate. Such authority shall include, without limitation, the right to accelerate the right to exercise any Option, extend or renew any Option, and modify any restrictions with respect to any Option. However, in no event will the exercise price of any outstanding Option be reduced or repriced (as determined under applicable accounting standards), including any repricing effected by issuing replacement stock options for outstanding stock options that have an exercise price greater than the Fair Market Value of the Common Stock, without first obtaining stockholder approval.

    (b)
    No modification may be made to any Option that would adversely affect the rights of the Participant holding the Option without the Participant's consent. Further, no such modification may be made within taking into consideration any consequences under Code Section 162(m).

    (c)
    In the event the Committee amends the terms of an Option so that it no longer qualifies as an Incentive Stock Option, the limitations imposed upon the Option under the Code and the Plan by virtue of it (formerly) qualifying as an Incentive Stock Option shall no longer apply, to the extent specified in the amendment.

    (d)
    Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Exchange Act will be determined in accordance with Rule 16b-3 under the Exchange Act.

  11.  Termination of Options.

    Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates:

    (a)
    The date which is ten (10) years from the date on which the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

    (b)
    The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant was Disabled at the time of Severance.

    (c)
    The date which is one (1) year from the date of the Severance of the Participant to whom the Option was granted, if the Participant's death occurs:

    (i)
    While the Participant is employed by the Company; or

    (ii)
    Within three (3) months following the Participant's Severance.

    (d)
    In the case of any Severance other than one described in subparagraphs (b) or (c) above, the date that is three (3) months from the date of the Participant's Severance.

  12.  Non-transferability of Options.

    No Option under this Plan shall be assignable or transferable except by will or the laws of descent and distribution.

  13.  Adjustments

    (a)
    In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall authorize such adjustments as it may deem appropriate with respect to:

    (i)
    The maximum number of shares of Common Stock that may be issued under this Plan;

    (ii)
    The number of shares of Common Stock covered by each outstanding Option;

    (iii)
    The exercise price per share in respect of each outstanding Option; and

    (iv)
    The maximum number of shares that may be issued to a single individual.

    (b)
    The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders, other than normal cash dividends.

  14.  Change in Control.

    In connection with any merger or consolidation of the Company with or into another entity in which the Company is not the surviving corporation or as a result of which the Common Stock ceases or will cease to be publicly traded, the Committee may, but shall not be required to, authorize the termination of all outstanding Options upon the consummation of such merger or consolidation. However, as a condition to such termination, all restrictions on the exercisability of such Options (i.e., vesting provisions) shall be eliminated and the holders thereof shall be given at least twenty (20) days prior to such termination to exercise their Options without regard to any such restrictions.

  15.  Amendment and Termination.

    (a)
    The Board may at any time amend or terminate this Plan. However, no modification may be made to the Plan that would impair the rights of the Participant holding an Option without the Participant's consent.

    (b)
    Without the approval of the holders of a majority of the Common Stock, the Board may not amend the provisions of this Plan for the purpose of:

    (i)
    Modifying the class of individuals entitled to receive Options;

    (ii)
    Increasing the maximum number of shares of Common Stock that may be issued under the Plan, except as provided in Section 13 of this Plan; or

    (iii)
    Materially increasing the benefits which accrue to Participants under this Plan.

  16.  Withholding.

    (a)
    The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

    (b)
    If Common Stock that was surrendered by the Participant is used to satisfy the Company's tax withholding obligations, the stock shall be valued based on its Fair Market Value when the tax withholding is required to be made. The maximum number of shares that may be withheld is the minimum number of shares necessary to satisfy the applicable tax withholding rules.

  17.  Additional Rights.

    (a)
    Neither the adoption of this Plan nor the granting (or exercise) of any Option shall:

    (i)
    Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law;

    (ii)
    Confer upon any Participant the right to continue performing services for the Company; or

    (iii)
    Interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, subject to such other contractual obligations as may exist.

    (b)
    No Participant shall have any rights as a stockholder with respect to any shares covered by an Option granted to the Participant until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

  18.  Securities Law Restrictions.

    (a)
    No shares of Common Stock shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws, as well as the requirements of any stock exchange or quotation system upon which the Common Stock is listed or quoted.

    (b)
    The Committee may require certain investment (or other) representations and undertakings by the Participant (or other person exercising an Option by reason of the death of the Participant) in order to comply with applicable law.

    (c)
    Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to these restrictions.

  19.  Indemnification.

    (a)
    To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against him or her by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.

    (b)
    The Company will have the right to select counsel and to control the prosecution or defense of the suit.

    (c)
    In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company in writing that he or she cannot represent all such persons under applicable rules of professional responsibility.

    (d)
    The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

  20.  Governing Law.

    This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

COMMON STOCK

PROXY

TETRA TECH, INC.

BOARD OF DIRECTORS

  The undersigned hereby appoints Li-San Hwang and Richard A. Lemmon, or either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock, $.01 par value ("Common Stock"), of TETRA TECH, INC. (the "Company") which the undersigned is entitled to vote, at the Annual Meeting of the Stockholders of the Company to be held at The Doubletree Hotel, 199 N. Los Robles Avenue, Pasadena, California 91101 on Tuesday, February 19, 2002 at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, on the proposals set forth below and any other matters properly brought before the Meeting.

1.	ELECTION OF DIRECTORS	/ /	FOR all nominees listed below	/ /	WITHHOLD AUTHORITY to
			(except as marked to the contrary below)		vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)

  / /Li-San Hwang / /J. Christopher Lewis / /Patrick C. Haden

  / /James J. Shelton / /Daniel A. Whalen

/ / FOR / / AGAINST / / ABSTAIN

 2.  Approval and adoption of the Company's 2002 Stock Option Plan.

/ / FOR / / AGAINST / / ABSTAIN

 3.  Such other matters as may properly come before the Meeting.

   The Directors recommend a vote FOR all Nominees listed in Proposal 1 and FOR Proposal 2.

(Continued and to be signed on the other side)

(Continued from other side)

  Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2; if specific instructions are indicated, this Proxy will be voted in accordance therewith.

  All proxies to vote at said Meeting or any adjournment thereof heretofore given by the undersigned are hereby revoked. Receipt of Notice of Annual Meeting and Proxy Statement dated January 18, 2002 is acknowledged.

  Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. This Proxy is solicited on behalf of the Board of Directors of Tetra Tech, Inc.

                                  Dated:  , 2002

                                  (Signature)

                                  (Signature)

                                  Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 19, 2002
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Option Exercises In Last Fiscal Year And Fiscal Year End Option Values
REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPANY PERFORMANCE
Comparison of Cumulative Total Return Among Tetra Tech, Nasdaq Stock Market (U.S. Companies), and Tetra Tech's Self-Constructed Peer Group
PROPOSAL NO. 2 APPROVAL OF THE 2002 STOCK OPTION PLAN
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
ANNEX A
Tetra Tech, Inc. 2002 Stock Option Plan